                                                                                                    EXHIBIT 11.1

                                               HILLS STORES COMPANY AND SUBSIDIARIES
                                           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                        Thirteen      Fiscal Year     Thirteen      Fiscal Year    Fiscal Year
                                       Weeks Ended       Ended       Weeks Ended      Ended           Ended
                                       January 31,    January 31,    February 1,    February 1,    February 3,
                                          1998           1998           1997           1997           1996
-----------------------------------------------------------------------------------------------------------------
BASIC

Weighted average number of
  common shares assumed to be
  outstanding during the period        10,427,983     10,387,120     10,306,070     10,252,022      9,809,675
Assumed conversion of preferred
  stock                                         -              -              -              -              -
Assumed exercise of stock options               -              -              -              -              -
Assumed exercise of stock rights                -              -              -              -              -
                                       ----------     ----------     ----------     ----------      ---------
                                       10,427,983     10,387,120     10,306,070     10,252,022      9,809,675
                                       ==========     ==========     ==========     ==========      =========


DILUTED

Weighted average number of
  common shares assumed to be
  outstanding during the period        10,432,249     10,387,120     10,306,070     10,252,022      9,809,675
Assumed conversion of preferred
  stock                                   910,495              -              -              -              -
Assumed exercise of stock options               -              -              -              -              -
Assumed exercise of stock rights                -              -              -              -              -
                                       ----------     ----------     ----------     ----------      ---------
                                       11,342,744     10,387,120     10,306,070     10,252,022      9,809,675
                                       ==========     ==========     ==========     ==========      =========
